BVI Company Number: 1610966

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT
(NO. 16 OF 2004)

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

China Sunflower Group Limited

Incorporated on the 21st day of October, 2010

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004
(the "Act")

MEMORANDUM OF ASSOCIATION

OF

China Sunflower Group Limited

NAME

1. The name of the Company is China Sunflower Group Limited.

COMPANY LIMITED BY SHARES

2. The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

REGISTERED OFFICE

3. The first registered office of the Company will be situated at the office of the registered agent which is at Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the registered office of the Company.

REGISTERED AGENT

4. The first registered agent of the Company will be NovaSage Incorporations (BVI) Limited of Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands or such other registered agent as the directors or members may decide from time to time.

GENERAL OBJECTS AND POWERS

5. Subject to Regulation 6 below the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time, or any other law of the British Virgin Islands.

LIMITATIONS ON THE COMPANY'S BUSINESS

6. For the purposes of Section 9(4) of the Act the Company has no power to:

   (a) carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

   (b) carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

   (c) carry on the business of company management unless it is licensed under the Companies Management Act, 1990;

(d) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

(e) carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Mutual Funds Act, 1996.

AUTHORISED SHARES

7. (a) The Company is authorised to issue a maximum of 50,000 shares of one class with no par value.

(b) The shares in the Company shall be issued in the currency of the United States of America.

(c) Each share in the Company confers on the holder:

(i) the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(ii) the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(iii) the right to an equal share in the distribution of the surplus assets of the Company.

REGISTERED SHARES ONLY

8. Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

AMENDMENTS

9. Subject to the provisions of the Act, the Company shall by resolution of the directors or members have the power to amend or modify any of the conditions contained in this Memorandum of Association.

REGISTRAR OF CORPORATE AFFAIRS REGISTERED

We, NovaSage Incorporations (BVI) Limited of Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 21st day of October. 2010.

Incorporator

Antonio Maynard / Ann Penn
Authorised Signatories
NovaSage Incorporations (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

China Sunflower Group Limited

INTERPRETATION

1. References in these Articles of Association ("**Articles**") to the Act shall mean the BVI Business Companies Act, 2004. The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

PRIVATE COMPANY

2. The Company is a private company, and accordingly:-

   (a) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

   (b) the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after the determination of such employment to be, members of the Company) shall be limited to fifty (50) PROVIDED that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be treated as a single member;

   (c) the right to transfer the shares of the Company shall be restricted in manner hereinafter prescribed; and

   (d) the Company shall not have power to issue share warrants to bearer.

SHARES

3. Every person whose name is entered as a member in the register of members, being the holder of registered shares, shall without payment, be entitled to a certificate signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

4. If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

SHARES AND VARIATION OF RIGHTS

5. Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, and upon such terms and conditions as the directors may determine.

6. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.

7. Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

8. The directors may redeem any share issued by the Company at a premium.

9. If at any time the Company is authorised to issue shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

11. Except as required by the Act, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

TRANSFER OF SHARES

12. Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration.

13. Subject to the Memorandum of Association, these Articles and to Section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

TRANSMISSION OF SHARES

14. Subject to Sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a) a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member's estate; or

(b) the appointment of a guardian of an incompetent member; or

(c) the appointment as trustee of a bankrupt member; or

(d) upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the register of members of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the register of members as the legal and or beneficial owner of the shares.

15. The production to the Company of any document which is reasonable evidence of:

(a) a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b) the appointment of a guardian of an incompetent member; or

(c) the trustee of a bankrupt member; or

(d) the applicant's legal and or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

16. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

17. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

18. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

ACQUISITION OF OWN SHARES

19. Subject to the provisions of the Act in this regard, the directors may, on behalf of the Company purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

MEETINGS OF MEMBERS

20. The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.

21. Seven (7) days notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting.

22. Notwithstanding Article 21, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of:

(a) the total voting rights on all the matters to be considered at the meeting; or

(b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

23. The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice, shall not invalidate the meeting.

PROCEEDINGS AT MEETINGS OF MEMBERS

24. No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

25. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

26. At every meeting the members present shall choose someone of their number to be the chairman (the "**Chairman**"). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman failing which the oldest individual member present at the meeting or failing any member personally attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.

27. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.